UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2005

GlycoGenesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 21, 2005, GlycoGenesys, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Fusion Capital Fund II, LLC (“Fusion Capital”). Pursuant to the terms of the Purchase Agreement, Fusion Capital has agreed to purchase from the Company up to $20,000,000 of its common stock over a period of up to 25 months, subject to earlier termination at the Company's discretion. Pursuant to the terms of a Registration Rights Agreement, dated as of October 21, 2005, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission covering shares that may be sold to Fusion Capital under the Purchase Agreement.

Once the Registration Statement has been declared effective and other standard conditions are met, each trading day during the term of the Purchase Agreement the Company has the right to sell to Fusion Capital up to $40,000 of the Company's common stock at a purchase price based upon the recent market price of the Company’s common stock at the time of sale. The amount sold to Fusion Capital may be increased by the Company based upon increases in the price of the Company’s common stock. The Company has the right to control the timing and amount of shares sold to Fusion Capital. The Company also has the right to terminate the Purchase Agreement at any time without cost. Fusion Capital does not have the right or the obligation to purchase shares of the Company's common stock in the event that the price of the common stock is less than $0.25 per share. Under the Purchase Agreement, Fusion Capital is prohibited from engaging in any direct or indirect short selling or hedging resulting in a net short position.

The Company anticipates using the proceeds from this financing for, among other things, funding the enrollment of its Phase I/II multiple myeloma and chronic lymphocytic leukemia dose escalation trials for GCS-100 and general corporate purposes.

The foregoing description of the Purchase Agreement and Registration Rights Agreement is qualified in its entirety by reference to the full text of both the Purchase Agreement and Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. A copy of the press release announcing the transaction is also attached as Exhibit 99.1.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

In connection with entering into the Purchase Agreement, the Company issued as a commitment fee to Fusion Capital 338,819 shares of its common stock having a value of $350,000, which shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1	Common Stock Purchase Agreement, dated as of October 21, 2005, between GlycoGenesys, Inc. and Fusion Capital Fund II, LLC.

10.2	Registration Rights Agreement, dated as of October 21, 2005, between GlycoGenesys, Inc. and Fusion Capital Fund II, LLC.

99.1	Press Release issued by GlycoGenesys, Inc. on October 24, 2005, with respect to the transactions involving Fusion Capital Fund II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2005	By:	/s/ Bradley J Carver
Bradley J Carver
President and Chief Executive Officer